Exhibit 10.16

RESTRICTED STOCK AGREEMENT

FOR THE GRANT OF RESTRICTED STOCK UNDER THE

TIDEWATER INC. EMPLOYEE RESTRICTED STOCK PLAN

THIS AGREEMENT is entered into as of March 29, 2006, by and between Tidewater Inc., a Delaware corporation (“Tidewater”), and                           (the “Employee”).

WHEREAS, the Employee is a key employee of Tidewater or one of its subsidiaries and Tidewater considers it desirable and in its best interest that the Employee be given an added incentive to advance the interests of Tidewater by possessing restricted shares of the common stock of Tidewater, $.10 par value per share (the “Common Stock”), in accordance with the Tidewater Inc. Employee Restricted Stock Plan (the “Plan”). Tidewater and its subsidiaries shall be collectively referred to herein as the “Company.”

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

I.

Restricted Stock

1.1 Grant of Restricted Stock. Tidewater hereby grants to Employee a restricted stock award effective on the Date of Grant of              shares of Common Stock (the “Restricted Stock”) subject to the terms, conditions, and restrictions set forth in the Employee Plan and in this Agreement.

1.2 Award Restrictions.

(a) The period during which the restrictions imposed on the Restricted Stock by the Employee Plan and this Agreement are in effect is referred to herein as the “Restricted Period.” During the Restricted Period, the Employee shall be entitled to all rights of a stockholder of Tidewater, including the right to vote the shares and to receive dividends thereon; provided, however, that the Restricted Stock, the right to vote the Restricted Stock and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restricted Period.

(b) The Restricted Period for the Restricted Stock shall end and the shares of Restricted Stock shall become vested and freely transferable as set forth below:

(i) With respect to 25% of the shares of Restricted Stock granted, the later of May 1, 2007, or the date on which Tidewater’s Form 10-K for the fiscal year ending March 31, 2007 is filed with the Securities and Exchange Commission (the “SEC”), provided that the Performance Threshold for the fiscal year ending March 31, 2007 has been satisfied;

(ii) With respect to 25% of the shares of Restricted Stock granted, the later of May 1, 2008, or the date on which Tidewater’s Form 10-K for the fiscal year ending March 31, 2008 is filed with the SEC, provided that the Performance Threshold for the fiscal year ending March 31, 2008 has been satisfied;

(iii) With respect to 25% of the shares of Restricted Stock granted, the later of May 1, 2009, or the date on which Tidewater’s Form 10-K for the fiscal year ending March 31, 2009 is filed with the SEC, provided that the Performance Threshold for the fiscal year ending March 31, 2009 has been satisfied; and

(iv) On March 29, 2010, with respect to any shares of Restricted Stock that remain unvested as of such date;

provided, however, that if the employment of the Employee terminates for any reason other than death or disability, any shares of Restricted Stock, with respect to which the Restricted Period has not ended as of the date of termination of employment, will be immediately forfeited.

(c) The “Performance Threshold” with respect to a given fiscal year shall be satisfied if the Economic Value Added (“EVA”) for the fiscal year is $5 million or more from the prior fiscal year. EVA equals after tax operating profits less a charge for debt and equity capital. Equity capital is charged at a rate equal to the weighted average cost of debt and equity.

(d) To the extent the Restricted Stock has not otherwise become fully vested and freely transferable, the Restricted Period shall end and the Restricted Stock will become fully vested and freely transferable by the Employee or his estate upon the death of the Employee or upon a determination by the Committee that the Employee has become disabled.

(e) The shares of Restricted Stock shall also become fully vested and the Restricted Period shall end in the event of a Change of Control of Tidewater as provided in Section XIII hereof. In addition, the Committee may declare the Restricted Period ended and shares of Restricted Stock fully vested at any time in its discretion.

II.

Stock Certificates

2.1 Form. The stock certificates evidencing the Restricted Stock shall be registered in the name of the Employee and shall be held by Tidewater, together with a stock power executed by the Employee in blank, during the Restricted Period in accordance with the terms of the Employee Plan. Tidewater shall place the following legend on the stock certificates:

The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms and conditions (including conditions of forfeiture) contained in the Tidewater Inc. Employee Restricted Stock Plan (the “Plan”) and an agreement entered into between the registered owner and Tidewater Inc. A copy of the Plan and Agreement is on file in the office of the Secretary of Tidewater Inc.

2.2 Removal of Legend. Upon termination of the Restricted Period with respect to all or a portion of the Restricted Stock, Tidewater shall cause a stock certificate without a restrictive legend covering the vested Restricted Stock to be issued in the name of the Employee or his nominee within 30 days after the end of the Restricted Period with respect to such shares. Upon receipt of such stock certificate, the Employee is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.

III.

Defined Terms

The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.

IV.

Withholding Taxes

At any time that the Employee is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the lapse of restrictions on Restricted Stock, the Employee may, subject to the Committee’s right of disapproval, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold from the distribution shares of Common Stock, in each case having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections.

V.

No Contract of Employment Intended

Nothing in this Agreement shall confer upon the Employee any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Employee’s employment relationship with the Company at any time.

VI.

Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

VII.

Amendment, Modification or Termination

The Committee may amend, modify or terminate any Restricted Stock at any time prior to vesting in any manner not inconsistent with the terms of the Plan. Notwithstanding the foregoing, no amendment, modification or termination may materially impair the rights of an Employee hereunder without the consent of the Employee.

VIII.

Inconsistent Provisions

The Restricted Stock granted hereby is subject to the provisions of the Employee Plan, as the Plan is in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. The Employee acknowledges that a copy of the Plan was distributed to the Employee and that the Employee was advised to review such Plan prior to entering into this Agreement. The Employee waives the right to claim that the provisions of the Plan are not binding upon the Employee and the Employee’s heirs, executors, administrators, legal representatives and successors.

IX. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

X. Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Employee and Tidewater intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

XI.

Entire Agreement; Modification

The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of the Agreement shall be void and ineffective for all purposes.

XII.

Section 83(b) Election

The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transaction contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Employee understands that the Employee may elect to be taxed at the time the shares of Restricted Stock are granted by filing an election under Section 83(b) of the Code with the IRS within thirty days from the Date of Grant. The Employee acknowledges that it is the Employee’s sole responsibility and not the Company’s to file timely the election under Section 83(b), even if the Employee requests the Company or its representatives to make this filing on the Employee’s behalf.

XIII.

Change of Control

13.1 Change of Control; Tender Offer or Exchange Offer. The vesting of the Restricted Stock upon a Change of Control shall be as provided in this Section 13.1.

(a) Notwithstanding any other provision of the Employee Plan (or any provision of this Agreement), immediately prior to any Change of Control of the Company (as defined in Section 13.1(c) hereof), all restrictions and limitations on Restricted Stock shall automatically lapse and all performance criteria and other conditions shall automatically be deemed to be achieved or waived by the Company. As used in the immediately preceding sentence, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the Employee to take all steps reasonably necessary to deal with any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other shareholders. Notwithstanding any other provision of the Employee Plan (or any provision of this Agreement), any lapse and deemed waiver of restrictions and limitations on any shares of Restricted Stock pursuant to this Section 13.1(a) shall be a permanent lapse and deemed waiver of such restrictions and limitations.

(b) If any corporation, person or other entity (other than the Company) makes a tender offer or exchange offer for shares of the Common Stock pursuant to which purchases are made (an “Offer”), then from and after the date of the first purchase of the Common Stock pursuant to the Offer (the “Acceleration Date”), all restrictions or limitations on Restricted Stock shall lapse and all performance criteria and other conditions relating to the Restricted Stock shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person, for a period of 30 calendar days following the Acceleration Date. Subject to the other provisions of this Section 13.1, following the expiration of the 30-day period, any shares of Common Stock issued hereunder not tendered or exchanged shall again be subject to the terms and conditions applicable prior to the Offer.

(c) As used in this Section 13.1, ‘Change of Control’ shall mean:

(i) the acquisition by any ‘Person’ (as defined in Section 13.1(d) hereof) of ‘Beneficial Ownership’ (as defined in Section 13.1(d) hereof) of 30% or more of the outstanding shares of the Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this subsection (c)(i), the following shall not constitute a Change of Control:

(A) any acquisition (other than a ‘Business Combination’ (as defined in Section 13.1(c)(iii) hereof) which constitutes a Change of Control under Section 13.1(c)(iii) hereof) of Common Stock directly from the Company,

(B) any acquisition of Common Stock by the Company or its subsidiaries,

(C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(D) any acquisition of Common Stock by any corporation pursuant to a Business Combination which does not constitute a Change of Control under Section 13.1(c)(iii) hereof; or

(ii) individuals who, as of the Date of Grant, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a ‘Business Combination’), in each case, unless, immediately following such Business Combination,

(A) the individuals and entities who were the Beneficial Owners of the Company’s outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 13.1(d) hereof), and

(B) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(C) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(d) As used in Section 13.1(c) hereof, the following words or terms shall have the meanings indicated:

(i) Affiliate: ‘Affiliate’ (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

(ii) Beneficial Owner: ‘Beneficial Owner’ (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (a) the power to vote, or direct the voting of, the security, and/or (b) the power to dispose of, or to direct the disposition of, the security.

(iii) Person: ‘Person’ shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that ‘Person’ shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(iv) Post-Transaction Corporation: Unless a Change of Control includes a Business Combination (as defined in Section 13.1(c)(iii) hereof), ‘Post-Transaction Corporation’ shall mean the Company after the Change of Control. If a Change of Control includes a Business Combination, ‘Post-Transaction Corporation’ shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, ‘Post-Transaction Corporation’ shall mean such ultimate parent corporation.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

TIDEWATER INC.

Dean E. Taylor
Chairman, President and
Chief Executive Officer

[Employee Name]